Exhibit 99.1

Elite Pharmaceuticals Enters into Strategic Marketing Alliance with Lannett For Generic Adderall®

NORTHVALE, N.J. – March 11, 2019 – Elite Pharmaceuticals, Inc. ("Elite" or the “Company") (OTCBB: ELTP) announced today that it has entered into a license, supply, and distribution agreement (“Agreement”) with Lannett Company, Inc. (“Lannett”). Lannett will be the exclusive U.S. distributor for two generic products that Elite and SunGen Pharma (Princeton, NJ) co-developed and co-own.

The first product that Lannett will launch is a generic version of Adderall®, an immediate-release mixed salt of a single entity Amphetamine product (Dextroamphetamine Saccharate, Amphetamine Aspartate, Dextroamphetamine Sulfate, Amphetamine Sulfate) with strengths of 5 mg, 7.5 mg, 10 mg, 12.5 mg, 15 mg, 20 mg, and 30 mg tablets.   The second product is an extended-release CNS stimulant which is under review by the FDA. Under the Agreement, Lannett will provide sales, marketing, and distribution for the products and Elite will manufacture the product. Lannett, Elite and SunGen will each receive a share of the profits.

According to IQVIA (formerly QuintilesIMS Health) data, the Adderall® and its equivalents had total U.S. sales of $361 million for the twelve months ending January 2019.

“The alliance with Lannett will provide broad market access for our generic products,” said Nasrat Hakim, President and CEO of Elite. “We are excited about the opportunity and look forward to working closely with Lannett to launch this product in the next few weeks.”

About Lannett Company, Inc.

Lannett Company, founded in 1942, develops, manufactures, packages, markets and distributes generic pharmaceutical products for a wide range of medical indications. For more information, visit the company's website at www.lannett.com.

About SunGen Pharma LLC

SunGen Pharma, LLC is a privately held specialty pharmaceutical company which develops, contract manufactures, and sells pharmaceutical finished products. SunGen specializes in the development of oral solid extended release and complex injectable products. SunGen has business partnerships with many US-based generic pharmaceutical companies to develop, manufacture, and sell several pharmaceutical products in the US.

About Elite Pharmaceuticals, Inc.

Elite Pharmaceuticals, Inc. is a specialty pharmaceutical company which is developing a pipeline of proprietary pharmacological abuse-deterrent opioid products as well as niche generic products. Elite specializes in oral sustained and controlled release drug products which have high barriers to entry. Elite owns generic products which have been licensed to TAGI Pharma and Glenmark Pharmaceuticals, Inc., USA. Elite currently has twelve approved generic products, three generic products filed with the FDA, two approved generic products pending manufacturing site transfer, and an NDA filed for SequestOx™. Elite’s pipeline products include abuse-deterrent opioids which utilize the Company’s patented proprietary technology and a once-daily opioid. These products include sustained release oral formulations of opioids for the treatment of chronic pain. These formulations are intended to address two major limitations of existing oral opioids: the provision of consistent relief of baseline pain levels and deterrence of potential opioid abuse. Elite operates a GMP and DEA registered facility for research, development, and manufacturing located in Northvale, NJ. Learn more at www.elitepharma.com.

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Including those related to the effects, if any, on future results, performance or other expectations that may have some correlation to the subject matter of this press release, readers are cautioned that such forward-looking statements involve risks and uncertainties including, without limitation, Elite’s ability to obtain FDA approval of the transfers of the ANDAs or the timing of such approval process, delays, uncertainties, inability to obtain necessary ingredients and other factors not under the control of Elite, which may cause actual results, performance or achievements of Elite to be materially different from the results, performance or other expectations that may be implied by these forward-looking statements. These forward-looking statements may include statements regarding the expected timing of approval, if at all, of SequestOx™ by the FDA, and the actions the FDA require of Elite in order to obtain approval of the NDA. These forward-looking statements are not guarantees of future action or performance. These risks and other factors, including, without limitation, Elite’s ability to obtain sufficient funding under the LPC Agreement or from other sources, the timing or results of pending and future clinical trials, regulatory reviews, and approvals by the Food and Drug Administration and other regulatory authorities and intellectual property protections and defenses, are discussed in Elite's filings with the Securities and Exchange Commission, including its reports on forms 10-K, 10-Q, and 8-K. Elite is under no obligation to update or alter its forward-looking statements, whether as a result of new information, future events or otherwise.

Contact:

For Elite Pharmaceuticals, Inc.

Dianne Will, Investor Relations, 518-398-6222

Dianne@elitepharma.com

www.elitepharma.com